UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2003

IMPERIAL PARKING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15629	91-2161409

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

601 West Cordova Street, Suite 300
Vancouver, BC, Canada V6B 1G1

(Address of principal executive offices/Zip Code)

Former name, former address, and former fiscal year, if changed since last report:

Item 5. Other Events

On May 23, 2003, the Company issued a press release to announce that the four-month standstill agreement between the Company and Gotham Partners and affiliated funds has terminated in accordance with its terms. The Special Committee formed by the Company’s Board of Directors in response to Gotham Partners’ decision to sell its ownership interest in the Company, completed its exploration of strategic alternatives available to the Company in the context of Gotham Partners’ decision. Based upon its own analysis and the advice of The Blackstone Group, the Special Committee concluded, and recommended to the Board of Directors, that the alternative of a sale of the Company is not in the best interests of the Company and its shareholders at this time, and that it is in the best interests of the Company and its shareholders that the Company remain independent and publicly held. The Board approved the recommendation of the Special Committee and authorized the Special Committee to act on behalf of the Company, in the best interests of the Company and its shareholders, in connection with the possible disposition by Gotham Partners and its affiliated funds of their ownership interests in the Company. A copy of the press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of business acquired.

None.

(b)	Proforma Financial Information.

None.

(c)	Exhibits.

The following exhibits are filed herewith:

S-K Item
Number	Description

99.1	Text of press release dated May 23, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL PARKING CORPORATION

Date:	May 23, 2003	By:	/s/ J. Bruce Newsome

J. Bruce Newsome Chief Financial Officer

EXHIBIT INDEX

S-K Item
Number	Description

99.1	Text of press release dated May 23, 2003.